                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                      [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                MGI PHARMA, INC.
                (Name of Registrant as Specified in its Charter)

                      ------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------

     5)   Total fee paid:

     ---------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     ---------------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------

     3)   Filing Party:

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     4)   Date Filed:

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

[LOGO OF MGI PHARMA, INC.]

                                MGI PHARMA, INC.

                             Suite 300E, Opus Center
                               9900 Bren Road East
                           Minnetonka, Minnesota 55343
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 12, 1998

TO THE SHAREHOLDERS OF MGI PHARMA, INC.:

     Notice is hereby given that the Annual Meeting of Shareholders of MGI PHARMA, INC. ("MGI" or the "Company") will be held on Tuesday, May 12, 1998, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central time, for the following purposes:

     1. To elect a Board of seven directors to serve for the ensuing year and until their successors are elected;

     2. To approve amendments to the Company's Amended and Restated Employee Stock Purchase Plan;

     3. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998; and

     4. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

     Only holders of record of MGI Common Stock at the close of business on March 16, 1998 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO BE PERSONALLY PRESENT AT THE MEETING, HOWEVER, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED. BY ORDER OF THE BOARD OF DIRECTORS

                                       /s/ Lori-jean Gille
                                       Lori-jean Gille
                                       Secretary

April 7, 1998

[LOGO OF MGI PHARMA, INC.]

                                MGI PHARMA, INC.

                             Suite 300E, Opus Center
                               9900 Bren Road East
                           Minnetonka, Minnesota 55343

                               ------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 12, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MGI PHARMA, INC. ("MGI" or the "Company") for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 12, 1998, at the Minneapolis Marriott Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, at 3:30 p.m., Central time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the form of proxy enclosed are being mailed to shareholders commencing on or about April 7, 1998. A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 is being furnished to each shareholder with this Proxy Statement.

     All holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 16, 1998 will be entitled to vote at the Annual Meeting. As of that date, a total of 14,215,380 shares of such Common Stock were outstanding, each share being entitled to one vote. There is no cumulative voting. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named in the Proxy Statement and to approve amendments to the Amended and Restated Employee Stock Purchase Plan. Shares of Common Stock represented by proxies in the form solicited will be voted in the manner directed by a shareholder. If no direction is given, the proxy will be voted for the election of the nominees for director named in this Proxy Statement, for the approval of the amendments to the Amended and Restated Employee Stock Purchase Plan and for the ratification of the appointment of KPMG Peat Marwick LLP ("KPMG Peat Marwick") as the Company's independent auditors. If a shareholder abstains (or indicates a "withhold vote for" as to directors) from voting as to any matter, then the shares held by such shareholder shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "non-vote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such non-vote shall be deemed present at the Annual Meeting for purposes of determining a quorum but shall not be deemed to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

     So far as the management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters. A proxy may be revoked at any time before being exercised, by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, although employees of the Company (including officers) who will receive no extra compensation for their services may solicit proxies by telephone, telegraph, facsimile transmission or in person. In addition, the Company has retained Georgeson & Company, Inc. to assist in the solicitation of proxies, and has agreed to pay such firm approximately $6,500, plus reasonable expenses incurred, for its services.

                              ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors shall consist of no fewer than three members and require that a majority of the members shall be persons who are not employed by, or rendering consulting or professional services for compensation to, the Company, or any corporation controlled by, controlling or under common control with the Company (or related to or directly or indirectly controlled by any of the foregoing). For such purposes, "control" is defined as direct or indirect beneficial ownership of more than 25% of a corporation's voting stock.

     Seven directors have been nominated for election to the Company's Board of Directors at the Annual Meeting to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). Frederick W. Armstrong, who has been a director of the Company since March 1988 and Charles E. Austin, who has been a director of the Company since March 1981, have each decided to retire from the Board at the end of his current term. In addition, David E. Collins, who has been a director of the Company since November 1996, has decided not to stand for re-election. The Board of Directors has nominated Andrew J. Ferrara and Michael E. Hanson to fill two of the vacancies created by these departures. The Board has elected not to fill the third vacancy at this time, which will reduce the size of the Board from eight to seven.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE NOMINEES NAMED BELOW. The affirmative vote of a majority of the shares of Common Stock present and entitled to vote at the Annual Meeting is necessary to elect the nominees for director named below. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named below. Except for Andrew J. Ferrara and Michael E. Hanson, each of the nominees is currently serving on the Board of Directors. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the Annual Meeting, for reasons not now known to the Company, the persons named as proxies in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding the nominees is set forth below:

                                                                          PRINCIPAL OCCUPATION AND BUSINESS
          NAME                  AGE        DIRECTOR SINCE                  EXPERIENCE FOR PAST FIVE YEARS
-------------------------      -----       --------------      ---------------------------------------------------------
Charles N. Blitzer              55         April 1996          President and Chief Executive Officer of MGI;
                                                               prior to joining the Company in April 1996, President and
                                                               Chief Executive Officer of Oncologix, Inc.
                                                               (pharmaceuticals) since July 1992, and a variety of
                                                               management positions with Marion Merrell Dow
                                                               Pharmaceuticals, Inc. and Marion Laboratories, Inc.
                                                               (pharmaceuticals) since 1977

Andrew J. Ferrara               58         Nominee             Managing Partner, BioLicensing Consultants, L.L.C.
                                                               (biotechnology consulting company), President and Chief
                                                               Executive Officer, Boston Healthcare (pharmaceutical and
                                                               biotechnology consulting firm); prior to founding Boston
                                                               Healthcare in 1993 and Boston BioLicensing, L.L.C. in
                                                               1997, founded Molecular Simulations, Inc. (f/k/a Polygen
                                                               Corporation) (computer software company) in 1984.


Joseph S. Frelinghuysen         58         November 1997       President of J. S. Frelinghuysen & Co. (private
                                                               investment banking advisory firm); prior to founding J.
                                                               S. Frelinghuysen & Co. in 1989, Managing Director in
                                                               investment banking department at The First Boston
                                                               Corporation (investment bank) (1)

Michael E. Hanson               50         Nominee             President of Internal Medicine Business Unit, Eli Lilly
                                                               and Company (life sciences) since July 1994; has held a
                                                               variety of management and marketing positions at Eli
                                                               Lilly & Company since 1973.

Hugh E. Miller                  62         October 1992        Retired corporate executive; prior to retirement in
                                                               December 1990, Vice Chairman and Director of ICI Americas
                                                               Inc. (chemicals, pharmaceuticals, agricultural, consumer
                                                               and specialty products) (2)

Timothy G. Rothwell             47         November 1996       Executive Vice President, President of Pharmaceutical
                                                               Operations, Pharmacia & Upjohn (pharmaceuticals); prior
                                                               to joining Pharmacia & Upjohn in January 1998, President
                                                               of Rhone-Poulenc Rorer Inc. (pharmaceuticals) and Chief
                                                               Executive Officer and President of the U.S.
                                                               pharmaceuticals business of Sandoz Pharmaceuticals
                                                               (pharmaceuticals)

Lee J. Schroeder                68         May 1989            President and Director, Lee Schroeder & Associates, Inc.
                                                               (pharmaceutical industry consultants); prior to
                                                               retirement in April 1985, Executive Vice President of
                                                               Sandoz, Inc. (pharmaceuticals) (3)

----------------------
(1)  Mr. Frelinghuysen was appointed to the Board of Directors in November 1997.
(2)  Mr. Miller is also a director of Wilmington Trust Co., Inc.
(3) Mr. Schroeder is also a director of Ascent Pediatrics, Inc., Harris Laboratories, Interneuron Pharmaceuticals, Inc. and Celgene Corporation.


     During 1997, the Board of Directors had an audit committee consisting of Messrs. Miller, Robert W. Powell, Jr. (through May 1997) and, beginning in November 1997, Mr. Frelinghuysen, a compensation committee consisting of Messrs. Armstrong, Austin and Schroeder and a nominating committee consisting of Messrs. Miller, Schroeder and Blitzer. At its meeting to be held immediately after the Annual Meeting, the Board of Directors will appoint two of its members to the compensation committee to replace Mssrs. Armstrong and Austin, who will be retiring from the Board at that meeting. The audit committee reviews and makes recommendations to the Board of Directors with respect to designated financial and accounting matters. The compensation committee reviews and makes certain determinations with respect to designated matters concerning remuneration of employees and officers. The nominating committee considers and makes recommendations to the Board with respect to the number and qualifications of the members of the Board of Directors and the persons to be nominated for election to the Board of Directors. During 1997, the audit committee held two meetings and the compensation committee held three meetings. The nominating committee carries out its duties without holding any formal meetings. In evaluating persons to be nominated for election or appointment to the Board of Directors, the members of the nominating committee meet on an informal basis to identify and present such persons for consideration by the Board of Directors. Shareholder recommendations of potential nominees to the Board of Directors are welcomed at any time and should be made in writing, accompanied by pertinent information regarding nominee background and experience, to the Secretary of the Company.

     During 1997, the Board of Directors held nine meetings. Each incumbent director attended at least 75% of the total number of meetings of the Board of Directors and committees on which he served that were held during the period he was a member of the Board of Directors or such committees, except that Mr. Rothwell attended one meeting of the Board of Directors in 1997. The Company's Board of Directors and the committees thereof also act from time to time by written action in lieu of meetings.

     Compensation payable to nonemployee directors for service on the Board of Directors and committees thereof for the next term of office is established each year at the meeting of the Board of Directors preceding the Company's annual meeting of shareholders. Each nonemployee director currently receives $1,000 for each meeting of the Board of Directors that he attends either in person or telephonically. Under the Company's 1993 Nonemployee Director Stock Option Plan (the "Director Plan"), each nonemployee director automatically receives an option to purchase 7,500 shares of Common Stock on the day following his reelection to the Board of Directors. In addition, each new nonemployee director receives an option to purchase 10,000 shares of Common Stock upon such director's initial election or appointment to the Board of Directors. The exercise price of all such options granted under the Director Plan is the fair market value of the Common Stock on the date of grant. Accordingly, Messrs. Armstrong, Austin, Collins, Miller, Rothwell and Schroeder each received an option to purchase 7,500 shares of Common Stock at an exercise price of $3.625 in May 1997, and Mr. Frelinghuysen received an option to purchase 4,944 shares of Common Stock at an exercise price of $4.5775 in November

1997 and an option to purchase 5,056 shares of Common Stock at an exercise price of $3.9375 in January 1998.

                        EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company, who serve at the pleasure of the Board of Directors, are as follows:

       NAME                    AGE                    POSITION
--------------------           ---      ----------------------------------------
Charles N. Blitzer              56      President and Chief Executive Officer of
                                        MGI; prior to joining the Company in
                                        April 1996, President and Chief
                                        Executive Officer of Oncologix, Inc.
                                        (pharmaceuticals) since July 1992, and a variety of management positions with
                                        Marion Merrell Dow Pharmaceuticals, Inc.
                                        and Marion Laboratories, Inc.
                                        (pharmaceuticals) since 1977

James V. Adam                   49      Chief Operating Officer since November
                                        1997; formerly Vice President, Chief
                                        Financial Officer since March 1988

Lori-jean Gille                 46      Senior Vice President since November
                                        1997; Secretary and an executive officer of the Company since July 1995; General
                                        Counsel since January 1992

William C. Brown (1)            42      Vice President, Finance since November
                                        1997; formerly Director, Finance and
                                        Planning since 1996 and Controller from
                                        1986 to 1996.
----------------------
(1) Mr. Brown is considered an executive officer of the Company under the rules of the Securities and Exchange Commission, but is not an executive officer for purposes of the Company's compensation programs.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Overview

     The Board of Directors has delegated to the compensation committee (the "Committee") the authority and responsibility to establish and make certain decisions with respect to the compensation of the Company's executive officers, as well as various aspects of other compensation and fringe benefit matters applicable to all of the Company's employees, including executive officers. In addition, the Committee administers the Company's stock option and stock based incentive programs. The Committee is composed entirely of independent, outside directors of the Company.

     Through its executive compensation policies, the Company seeks to attract and retain highly qualified executives who will contribute positively to the Company's continued progress. To achieve these goals, the Company emphasizes compensation arrangements that are tied to Company performance and which provide key employees the opportunity to acquire a significant ownership interest in the Company primarily through stock options and stock purchases. The Committee also believes that the availability of certain benefits is important to its goal of retaining high quality leadership and motivating executive performance consistent with shareholder interest. Accordingly, the Company makes available a range of benefit programs to its employees (including its executive officers), including life and disability insurance, a 401(k) savings plan, a money purchase retirement plan, an employee stock purchase plan and other benefit programs.

     Process

     In preparation for its annual compensation decisions, the Committee reviews the progress the executive officers have made in leading the Company towards both short- and long-term goals. In order to match the executive officers' goals with shareholder goals, the Committee's general policy has been to hold base salary adjustments to increments that reflect changes in the cost-of-living (once the officer has reached a reasonable level of compensation as determined by the Committee), to reward past performance with cash bonuses and to use stock option grants as a means of motivating executive officers to perform at the highest possible level in the future. The Committee intends to make the total compensation package for executive officers competitive with the marketplace, with emphasis on compensation in the form of equity ownership, the value of which is contingent on the Company's longer-term market performance. For this purpose, the Committee from time to time compares the Company with a self-selected group of pharmaceutical companies with similar market capitalizations, business characteristics and strategies.

     In making compensation decisions regarding the Company's executive officers, the Committee first meets with the Company's Chief Executive Officer, who presents his recommendations with respect to compensation for the other executive officers. The Committee, with the Chief Executive Officer not present, then reviews his recommendations related to the other executive officers and makes its own independent determination with respect to each executive officer, as well as with respect to the Chief Executive Officer.

     Although Mr. Brown, the Company's Vice President, Finance, is considered an executive officer of the Company under the rules of the Securities and Exchange Commission, the Company has not classified Mr. Brown as an executive officer for the purpose of the Company's compensation programs. As a result, decisions regarding Mr. Brown's compensation are not made by the Compensation Committee but by the Company's executive officers as a group.

     Executive Compensation Program

     The components of the Company's executive compensation program which are subject to the discretion of the Committee on an individual basis include (a) base salaries, (b) stock incentive compensation and (c) performance-based, incentive bonuses. The Committee makes determinations with respect to these components based on a subjective evaluation of each officer, after consideration of both Company and individual performance objectives.

     At its meeting in January 1997, the Committee set 1997 base salaries for and made stock option grants to the executive officers. Mr. Adam was awarded a base salary increase of $8,000 to $157,000, Ms. Gille was awarded an increase of $7,648 to $145,000, Mr. Lee was awarded an increase of $8,600 to $176,000 and Dr. Muscoplat was awarded an increase of $8,940 to $197,000. The Committee intended these increases to approximate the general increase in the cost-of-living during 1996.

     During 1997, Mr. Adam, Ms. Gille, Mr. Lee and Dr. Muscoplat were each awarded options to purchase 22,000 shares of Company Common Stock, which represented a decrease of 22,000 shares from 1996 in the case of Mr. Adam and Dr. Muscoplat, a decrease of 42,000 shares from 1996 in the case of Ms. Gille and a decrease of 11,000 shares from 1996 in the case of Mr. Lee. These stock option awards represent a decrease from 1996 because Mr. Adam, Ms. Gille, Mr. Lee and Dr. Muscoplat were each granted a double award of stock options in 1996 in order to induce them to remain with the Company during the transitional period after the appointment of Mr. Blitzer as the Company's new President and Chief Executive Officer. In addition, Ms. Gille was granted an option to purchase 20,000 shares in

1996 in recognition of her promotion to executive officer status. The options vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December31, 1997," which follows this report. The size of the option grants was based on the Committee's subjective judgment that these amounts were appropriate to retain these highly qualified officers and to provide an incentive for continued high quality performance. Because the total number of stock options approved in January 1997 to be granted to the executive officers would have exceeded the remaining number of shares of Company Common Stock authorized to be issued under the Company's 1994 Stock Incentive Plan, the Committee granted the stock options to Mr. Adam, Ms. Gille, Mr. Lee and Dr. Muscoplat in two rounds. The Committee granted the first round of options in January 1997 under the 1994 Stock Incentive Plan and the second round in July 1997 under the Company's 1997 Stock Incentive Plan. The shareholders of the Company approved the 1997 Stock Incentive Plan in May 1997.

     Cash incentive bonuses for 1997 were awarded in January 1998. The bonus compensation program for executive officers in 1997 was a continuation of the program adopted by the Committee in 1993. Under the bonus program, base cash compensation coupled with a 30% cash bonus was considered by the Committee to be a fair payment for good performance by the Company's executive officers, other than the Chief Executive Officer. This determination was based primarily on compensation data from comparable companies and the Committee's conclusion that a 30% bonus would place the compensation of the executive officers on a par with the middle tier of such comparable companies. At its meeting in January 1998, the Committee awarded cash bonuses to the executive officers, other than the Chief Executive Officer, Mr. Brown and Dr. Muscoplat, for 1997 in the range of 22% to 25% of 1997 base salaries. In awarding the 1997 cash bonuses, the Committee also considered the individual accomplishments of the executive officers and of the operating groups reporting to each executive officer during the transition in management and focus of the Company during 1997. Dr. Muscoplat's bonus was approximately 10% of the reduced base salary he received due to his transition to a new, part-time position with the Company.

     In January 1997, Mr. Brown was awarded a salary increase of $6,360 to $112,360, representing an increase of 6%, which was intended to approximate the general increase in the cost of living in 1996. During 1997, Mr. Brown was awarded options to purchase an aggregate of 10,000 shares of Company Common Stock. The options vest over a four-year period and are exercisable at the fair market value of the Common Stock on the date of grant, as set forth in the table entitled "Option Grants During Year Ended December31, 1997," which follows this report. The sizes of the option grants to Mr. Brown were based on the Company's stock incentive program for an employee at Mr. Brown's grade level. The initial award of 8,750 stock options to Mr. Brown was granted in two rounds. The first round of options was granted in January 1997 under the 1994 Stock Incentive Plan, and the second round was granted in July 1997 under the Company's 1997 Stock Incentive Plan. In addition, Mr. Brown was awarded options to purchase 1,250 shares of Company Common Stock upon his promotion to Vice President, Finance in November 1997. In January 1998, Mr. Brown was awarded a cash bonus equal to 12.5% of base salary, the amount of which was based on the Company's guidelines for an employee at Mr. Brown's grade level and on Mr. Brown's individual accomplishments during 1997, including his promotion to Vice President, Finance.

     Compensation of the Chief Executive Officer

     In 1997 Mr. Blitzer received a base salary increase of $19,500 to $300,000, and an option to purchase 50,000 shares of the Company's Common Stock. Mr. Blitzer also received an option to purchase 75,000 shares of the Company's Common Stock under the terms of Mr. Blitzer's employment agreement with the Company. The increase in his base salary was intended to approximate the increase in the cost of living in 1996, plus a base salary adjustment based on market conditions. The size of the option grant was based on the Committee's subjective judgment that this amount was appropriate to retain Mr. Blitzer and to provide an incentive for continued high performance. This option vests over a four year period and is exercisable at a price equal to the fair market value of Company Common Stock on the date of grant. The Committee granted the stock options to Mr. Blitzer in two rounds. The Committee granted the first round, which included the option granted in connection with Mr. Blitzer's employment agreement, in January 1997 under the 1994 Stock Incentive Plan and the second round in July 1997 under the 1997 Stock Incentive Plan, which had been approved by the shareholders of the Company in May 1997.

     In January 1998, the Committee awarded Mr. Blitzer a cash bonus for 1997 of $100,000 or 33% of his 1997 base salary. This represented a continuation of the bonus compensation program adopted by the Committee in 1993, with a combination of 1997 base salary and a 45% bonus considered to be a fair payment for good performance by the Chief Executive Officer. In awarding Mr. Blitzer's 1997 cash bonus, the Committee considered the filing of the supplemental New Drug Application for Salagen(R)Tablets in February 1997 and the continued strong growth of Salagen(R)Tablet sales, degree of success made in the clinical trials for MGI 114 and the success in making additions to the Company's pipeline of products in 1997.

     Section 162(m) of the Internal Revenue Code

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in this Proxy Statement to one million dollars, unless the compensation is performance-based. The Committee has considered the potential long-term impact of this new tax code provision on the Company and has concluded that it is in the best interests of the Company and its shareholders to attempt to qualify the Company's long-term incentives as performance-based compensation within the meaning of the Code and thereby preserve the full deductibility of long-term incentive payments to the extent they might ever be impacted by this legislation. The Company has included provisions in its 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan intended to preserve the full deductibility of certain performance-based compensation under the Code.

                                       FREDERICK W. ARMSTRONG,
                                       CHARLES E. AUSTIN and
                                       LEE J. SCHROEDER,
                                       The Members of the Compensation Committee

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation awarded to or earned by the Chief Executive Officer and the other named executive officers of the Company.


                                                                             LONG-TERM
                                                ANNUAL COMPENSATION         COMPENSATION
                                            ----------------------------    ------------
                                                                               AWARDS
                                                                            ------------
                                                                             SECURITIES
        NAME AND                                                             UNDERLYING         ALL OTHER
   PRINCIPAL POSITION            YEAR         SALARY          BONUS            OPTIONS      COMPENSATION (1)
-------------------------       ------      ----------      ------------    ------------    ----------------
Charles N. Blitzer (2)           1997        $300,000        $100,000            125,000        $ 41,762
President and                    1996         192,159         200,000(3)         150,000          29,951
Chief Executive Officer

James V. Adam                    1997        $157,000        $ 35,000             22,000        $ 23,216
Chief Operating Officer          1996         149,000          45,000             44,000          27,221
                                 1995         144,000          27,500             22,000          21,093

Lori-jean Gille (4)              1997        $145,000        $ 33,000             22,000        $ 20,101
Senior Vice President and        1996         137,352          34,000             64,000          18,806
General Counsel                  1995         134,352          22,500             11,500          12,389

William C. Brown (5)             1997        $112,360        $ 14,000             10,000        $ 17,730
Vice President, Finance

Jon C. Lee (6)                   1997        $176,000        $ 45,000             22,000        $ 54,037
Vice President,                  1996         167,400          42,000             33,000          48,560
Sales and Marketing              1995          79,063          12,500             45,000          35,526

Charles C. Muscoplat (7)         1997        $184,083        $ 18,000             22,000        $ 27,927
Vice President, Medical          1996         181,526          56,000             44,000          29,583
Affairs                          1995         175,560          27,500             22,000          22,354

----------------------
(1) These amounts represent the Company's contributions to the Company's Retirement Savings Plan, Money Purchase Retirement Plan and split dollar insurance plan.

     Company contributions under the Retirement Savings Plan are made in the form of MGI Common Stock. The amounts included under this column attributable to Company contributions to the Retirement Savings Plan represent the fair market value of MGI Common Stock on the date of the Company's contribution. For 1997, Company contributions were as follows:
     Mr. Blitzer, $4,800, Mr. Adam, $9,600, Ms. Gille, $9,600, Mr. Brown, $7,492
     , Mr. Lee, $9,600 and Dr. Muscoplat, $9,600.

     Company contributions under the Money Purchase Retirement Plan are made annually following the end of each calendar year. For 1997, Company contributions were as follows: Mr. Blitzer $8,911, Mr. Adam, $8,911, Ms. Gille, $8,911, Mr. Brown, $6,451, Mr. Lee, $8,911 and Dr. Muscoplat, $8,911.

     The Company pays a portion of the premium on the split dollar life insurance plan and proceeds payable under or the cash surrender value of such plan are first payable to the Company up to the amount of premiums paid by the Company. For 1997, Company payments were as follows: Mr.Blitzer $28,051, Mr. Adam, $4,705, Ms. Gille, $1,590, Mr. Brown, $3,787 , Mr. Lee,
     $35,526 and Dr. Muscoplat, $9,416.

(2) Mr. Blitzer joined the Company as President and Chief Executive Officer in April 1996.

(3) Bonuses awarded to Mr. Blitzer included a $75,000 signing bonus and $125,000 performance bonus pursuant to the Company's executive compensation program discussed above.

(4)  Ms. Gille was named an executive officer of the Company in July 1995.

(5)  Mr. Brown was named Vice President, Finance of the Company in November
     1997.

(6)  Mr. Lee retired at the end of 1997.

(7) Dr. Muscoplat was named Vice President, Medical Affairs and became a part-time employee of the Company in November 1997

     None of the Company's executive officers currently has a written employment agreement. Each executive officer does, however, have a termination agreement with the Company providing that, following a "Change in Control" (as defined) of the Company, if such officer is terminated by the Company without "Cause" (as defined) or leaves for "Good Reason" (as defined), then (i) such officer will be entitled to receive a lump sum cash payment equal to 36 times his monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher, which as of this date, would amount to $936,000 for Mr. Blitzer, $540,000 for Mr. Adam, $495,000 for Ms. Gille, $375,000 for Mr. Brown, $0 for Mr. Lee and $405,000 for Dr. Muscoplat) and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between such officer and the Company will terminate. The lump sum amount payable under each termination agreement is subject to reduction to avoid nondeductibility of any payment or benefit (under the termination agreement or any other arrangement with such officer) solely by reason of Section 280G of the Code. Section 280G provides that if "parachute payments" (compensatory payments contingent on a change in control) made to a covered individual exceed three times such individual's "base amount" (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual's base amount will not be deductible by the Company. Under the termination agreements, "Change in Control" is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; "Cause" is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and "Good Reason" is defined to include a change in the officer's responsibility or status, a reduction in salary or benefits or a mandatory relocation. In December 1997, the Company notified the persons who have entered into termination agreements that the Company intends to modify the agreements as of January 1, 1999 to provide for a lump sum cash payment equal to 18, instead of 36, times his monthly base salary.

STOCK OPTIONS

     The following table summarizes option grants made by the Company to each of its executive officers named in the Summary Compensation Table above as a part of such person's 1997 base compensation.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997

                                               INDIVIDUAL GRANTS
                            ------------------------------------------------------        POTENTIAL REALIZABLE
                                            % OF                                            VALUE AT ASSUMED
                                            TOTAL                                           ANNUAL RATES OF
                             NUMBER OF      OPTIONS                                           STOCK PRICE
                             SECURITIES    GRANTED TO     EXERCISE                             APPRECIATION
                             UNDERLYING    EMPLOYEES       OR BASE                        FOR OPTION TERM (2)
                              OPTIONS      IN FISCAL        PRICE      EXPIRATION      ------------------------
         NAME               GRANTED (1)    YEAR 1996      ($/SHARE)     DATE (3)           5%            10%
---------------------      ------------    ---------     ----------   ------------     ----------    ----------
Charles N. Blitzer            100,000        21.67         $4.8125      1/14/07         $302,655      $766,989
                               25,000         5.42         $3.75        7/1/07           $58,959      $149,413

James V. Adam                  11,000         2.38         $4.8125      1/14/07          $33,292       $84,369
                               11,000         2.38         $3.75        7/1/07           $25,942       $65,742

Lori-jean Gille                11,000         2.38         $4.8125      1/14/07          $33,292       $84,369
                               11,000         2.38         $3.75        7/1/07           $25,942       $65,742

William C. Brown (4)            4,375          .95         $4.8125      1/14/07          $13,241       $33,556
                                4,375          .95         $3.75        7/1/07           $10,318       $26,147
                                1,250          .27         $4.5775      11/11/07          $3,598        $9,119

Jon C. Lee                     11,000         2.38         $4.8125      1/14/07          $33,292       $84,369
                               11,000         2.38         $3.75        7/1/07           $25,942       $65,742

Charles C. Muscoplat           11,000         2.38         $4.8125      1/14/07          $33,292       $84,369
                               11,000         2.38         $3.75        7/1/07           $25,942       $65,742

--------------------
(1) All options were granted with an exercise price equal to the closing price of the Common Stock on the Nasdaq National Market on the date of grant. All options, except for those granted to Mr. Brown, were granted in tandem with limited stock appreciation rights, (each a "Limited Right"). Each Limited Right is exercisable for cash in lieu of such associated options only upon the occurrence of certain changes in control. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable.

(2) These amounts represent certain assumed annual rates of appreciation only. Potential realizable value is calculated assuming 5% and 10% appreciation in the price of the Common Stock from the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved. Assuming 14,195,563 shares of Common Stock are outstanding, a beginning stock price of $4.00 per share and 5% and 10% annual appreciation in the price of the Common Stock over 10 years, the aggregate market value of the Company's outstanding Common Stock would increase from $56,782,252 to $92,492,305, assuming 5% annual appreciation and to $147,278,538, assuming 10% annual appreciation.

(3) The options which expire on January 14, 2007 are exercisable as to 25% of the underlying option shares as of January 14, 1998, 50% of such option shares as of January 14, 1999, 75% of such option shares as of January 14, 2000 and 100% of such option shares as of January 14, 2001. The options which expire on July 1, 2007 are exercisable as to 25% of the underlying option shares as of July 1, 1998, 50% of such option shares as of July 1, 1999, 75% of such option shares as of July 1, 2000, and 100% of such option shares as of July 1, 2001.

(4) The options granted to Mr. Brown which expire on November 11, 2007 are exercisable as to 25% of the underlying option shares as of November 11, 1998, 50% of such option shares as of November 11, 1999, 75% of such option shares as of November 11, 2000 and 100% of such option shares as of November 11, 2001.


     The following table summarizes option exercises during the year ended December 31, 1997 by the executive officers named in the Summary Compensation Table above, and the values of the options held by such persons at December 31, 1997.

         AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 1997
                 AND VALUE OF OPTIONS HELD AT DECEMBER 31, 1997

                                                                    NUMBER OF
                                                                   SECURITIES             VALUE OF
                                                                   UNDERLYING            UNEXERCISED
                                                                   UNEXERCISED          IN-THE-MONEY
                                                                 OPTIONS HELD AT       OPTIONS HELD AT
                                                                DECEMBER 31, 1997     DECEMBER 31, 1997
                            SHARES ACQUIRED      VALUE           (EXERCISABLE/          (EXERCISABLE/
         NAME                 ON EXERCISE     REALIZED (1)       UNEXERCISABLE)      UNEXERCISABLE) (1)
--------------------        ---------------   ------------      ----------------     ------------------
Charles N. Blitzer                 0               0             75,000/200,000            $0/$1,563
James V. Adam                      0               0             118,200/52,300          $2,531/$688
Lori-jean Gille                    0               0              72,927/52,216              $0/$688
William C. Brown                   0               0              27,739/25,736              $0/$274
Jon C. Lee                         0               0              54,500/45,500              $0/$688
Charles C. Muscoplat               0               0              93,450/53,500              $0/$688

-----------------
(1) "Value" has been determined based upon the difference between the per share option exercise price and the market value of the Common Stock at the date of exercise or December 31, 1997.

                          COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on MGI's Common Stock with the cumulative total return on the Nasdaq National Market (U.S. Companies) Index and on The Nasdaq Pharmaceutical Stock Index for the last five fiscal years (assuming the investment of $100 in each on December 31, 1992, and the reinvestment of all dividends).

Comparison of Five Year Cumulative Total Return* Among MGI PHARMA, INC., The Nasdaq Stock Market (U.S.) index and the Nasdaq Pharmaceutical Index.


             MGI PHARMA, INC.       Nasdaq Stock Market (U.S.)        Nasdaq Pharmacutical
             ----------------       --------------------------        --------------------
               (dollars)                    (dollars)                      (dollars)
Dec-92            100                          100                            100
Dec-93            120                          115                             89
Dec-94             51                          112                             67
Dec-95             36                          159                            123
Dec-96             35                          195                            123
Dec-97             31                          240                            127

*    $100 INVESTED ON 12/31/92 IN STOCK OR INDEX INCLUDING REINVESTMENT OF
     DIVIDENDS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth as of March 16, 1998, certain information with respect to all shareholders known to the Company to have been beneficial owners of more than five percent of its Common Stock, and information with respect to Common Stock beneficially owned by directors of the Company, nominees for director of the Company, the executive officers of the Company named in the Summary Compensation Table above, and all directors and executive officers as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment power with respect to the Common Stock owned by them.

                                                 AMOUNT AND NATURE
NAME OF BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP     PERCENT OF CLASS
------------------------                       -----------------------     ----------------
Dainippon Pharmaceutical Co., Ltd. (1)                  750,000                  5.3%
  6-8 Doshomachi, 2-Chome
  Chuo-Ku, Osaka, 541 Japan

Frederick W. Armstrong (2)                               50,157                    *

Charles E. Austin (2) (3)                                80,173                    *

Charles N. Blitzer (2) (5)                              158,014                  1.1%

David E. Collins (2)                                     13,112                    *

Joseph S. Frelinghuysen                                 105,000                    *

Hugh E. Miller (2) (3)                                   32,750                    *

Timothy G. Rothwell                                       3,112                    *

Lee J. Schroeder (2)                                     41,446                    *

James V. Adam (2) (5)                                    170,390                 1.2%

Lori-jean Gille (2) (5)                                  102,959                   *

William C. Brown (2) (5)                                  80,176                   *

Jon C. Lee (2) (5) (6)                                    72,782                   *

Charles C. Muscoplat (2) (5)                             120,146                   *

Andrew J. Ferrara (7)                                          0                   *

Michael E. Hanson (7)                                          0                   *

All directors and current executive                      837,289                 5.9%
  officers as a group (11 persons)
  (2) (3) (4) (5) (6) (7)

-----------------------
*    Less than 1%

(1) Disclosure is made in reliance upon a statement on Schedule 13D, dated as of April 28, 1995, filed with the Securities and Exchange Commission.

(2) Includes the following number of shares which could be acquired within 60 days of March 16, 1997 through the exercise of stock options: Mr. Armstrong, 40,157 shares; Mr. Austin, 34,173 shares; Mr.Blitzer, 137,500 shares; Mr. Collins, 3,112 shares; Mr. Frelinghuysen, 0 shares, Mr. Miller, 28,750 shares; Mr. Rothwell, 3,112 shares; Mr. Schroeder, 28,570 shares; Mr. Adam, 126,450 shares; Ms. Gille, 85,352 shares; Mr. Brown, 38,008 shares; Mr. Lee, 57,250 shares; Dr. Muscoplat, 101,700 shares; and all directors and current executive officers as a group, 684,314 shares.

(3) Excludes 7,000 shares beneficially owned by Mr. Austin's spouse and disclaimed by Mr. Austin.

(4) Excludes 1,000 shares owned by Mr. Miller's spouse and disclaimed by Mr. Miller.

(5) Includes the following number of shares beneficially owned through the Company's Retirement Savings Plan: Mr. Blitzer, 447 shares; Mr. Adam, 18,647 shares; Ms. Gille, 10,816 shares; Mr. Brown, 10,092 shares; Mr. Lee, 3,532 shares; and Dr. Muscoplat, 13,587 shares.

(6) Excludes 400 shares beneficially owned by Mr. Lee's spouse and disclaimed by Mr. Lee.

(7)  Nominee to the Board of Directors.


                              CERTAIN TRANSACTIONS

     Pursuant to the Company's Stock Acquisition Assistance Loan Program (the "Loan Program"), the Company may make loans to selected key employees for the exercise of options granted under the 1984 Stock Option Plan, the 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan. In addition, under the Loan Program the Company may make loans to selected key employees for payment of taxes resulting from exercise of nonqualified stock options or conversion of restricted stock units granted under the 1984 Stock Option Plan, the 1994 Stock Incentive Plan and the 1997 Stock Incentive Plan. The Loan Program is administered by the Compensation Committee. All loans made under the Loan Program bear interest at a rate equal to the lesser of (i) the minimum applicable rate to prevent imputation of interest as publicly announced from time to time by the Internal Revenue Service (5.51% compounded annually, as of April 1, 1998), and (ii) 4.5% above the discount rate on ninety-day commercial paper in effect at the Federal Reserve Bank in the Federal Reserve District encompassing Minnesota (9.98% as of March 1, 1998). Accrued interest is payable annually prior to maturity. Loans are full recourse, unsecured obligations with principal and accrued interest payable on demand (or upon earlier default, death or termination of employment). The amount of principal which may be outstanding to any participant on any date under the Loan Program may not exceed 200% of such participant's annual base salary on such date.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such Common Stock. Directors, executive officers and such beneficial owners are also required to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1997, all Section 16(a) reporting requirements applicable to the Company's directors, executive officers and such beneficial owners were complied with.

                      PROPOSAL TO APPROVE AMENDMENTS TO THE
                AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

     On January 14, 1998, the Board of Directors approved amendments to the MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan (the "Stock Purchase Plan"), subject to stockholder approval, pursuant to which the Stock Purchase Plan will be extended for an additional five years and an additional 150,000 shares of MGI Common Stock would be reserved for issuance under the Stock Purchase Plan. The Stock Purchase Plan was approved by the Board of Directors and the shareholders of the Company in May 1988, and amended and restated in May 1993. The prior plan expires by its terms on June 30, 1998. The following summary description of the Stock Purchase Plan is qualified in its entirety by reference to the full text of the Stock Purchase Plan, which is attached to this Proxy Statement as Exhibit A.

SUMMARY OF THE STOCK PURCHASE PLAN

     The Stock Purchase Plan provides for the purchase of shares of MGI's Common Stock by eligible employees of the Company and certain related corporations through payroll deductions of 1% to 15% of an employee's current compensation. The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

     The Stock Purchase Plan is administered by the Compensation Committee of the Board of Directors, which also interprets the Stock Purchase Plan. Employees of the Company and certain related corporations, other than those employees whose customary employment is less than 20 hours weekly, are eligible to participate in the Stock Purchase Plan. In addition, an employee who immediately after receiving a right to purchase shares would own, directly or indirectly, stock equal to 5% or more of the total combined voting power or value of all of the capital stock of the Company or all of its affiliates will not be eligible to participate in the Stock Purchase Plan. The Stock Purchase Plan will terminate if and when all the shares of the Company's Common Stock provided for in the Stock Purchase Plan have been sold. The Board of Directors has reserved 400,000 shares of MGI's Common Stock for issuance under the Stock Purchase Plan.

     Under the Stock Purchase Plan, there are two six-month purchase periods (each a "Purchase Period"). One Purchase Period begins on the first business day of January and ends on the last business day in June and the other begins on the first business day of July and ends on the last business day of December. On the last business day of each Purchase Period, each participant receives the right to purchase as many whole shares of MGI Common Stock as could be purchased with the balance in that participant's stock purchase account as of that date. The exercise price for rights granted under the Stock Purchase Plan is the lesser of 85% of the fair market value of MGI's Common Stock on (i) the first business day of the Purchase Period or (ii) the last business day of the Purchase Period. No participant may purchase stock under the Stock Purchase Plan and under all other stock purchase plans of the Company and its affiliates at a rate exceeding $25,000 in fair market value of such stock (determined at the beginning of each Purchase Period) for each calendar year.

     The Board of Directors may amend or discontinue the Stock Purchase Plan at any time. In the absence of shareholder approval, however, no amendment or discontinuation of the Stock Purchase Plan shall be made that: (i) absent such shareholder approval, would cause Rule 16b-3 under the Securities Act of 1934, as amended, to become unavailable with respect to the Stock Purchase Plan, (ii) reduces the price per share at which MGI Common Stock may be purchased, or (iii) increases the number of shares of MGI Common Stock available for issuance under the Stock Purchase Plan.

TAX MATTERS

     The Stock Purchase Plan and the right of participants to make purchases thereunder, are intended to qualify under the provisions of Sections 421 and 423 of the Code. Payroll deductions under the Stock Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. No income will be taxable to a participant at the time of grant of the option or purchase of shares. A participant may become liable for tax upon disposition of the shares acquired as summarized below.

     If the shares are sold or disposed of (including by way of gift) at least two years after the date of the beginning of the offering period (the "date of option grant") and at least one year after the date such shares are purchased (the "date of option exercise"), in this event, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares subject to the option (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over an amount equal to what the option price would have been if it had been computed as of the date of option grant, will be treated as ordinary income to the participant. Any further gain upon such disposition will be treated as capital gain. Any such capital gain would be taxed at long-term rates if the stock is held for more than 18 months and at mid-term rates if held more than 12 but not more than 18 months. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a capital loss for the difference.

     In the event that the shares are sold or disposed of (including by way of gift or by exchange in connection with the exercise of an incentive stock option) before the expiration of the holding periods described above, the excess of the fair market value of the shares on the date of option exercise over the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the date of option exercise, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of option exercise. The Company ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant, but may also be required to withhold income tax upon such amount or report such amount to the Internal Revenue Service.

     The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented at the meeting and entitled to vote on this matter is necessary for approval of the Stock Purchase Plan. Proxies will be voted in favor of such proposal unless otherwise specified. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR APPROVAL OF THE ABOVE PROPOSAL TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK THAT ARE AUTHORIZED FOR ISSUANCE UNDER THE STOCK --- PURCHASE PLAN AND TO EXTEND THE TERM OF THE STOCK PURCHASE PLAN.

                     RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick as independent auditors for the Company for the fiscal year ending December 31, 1998. A proposal to ratify that appointment will be presented at the Annual Meeting. KPMG Peat Marwick has served as the Company's auditors since the Company's incorporation and has no relationship with the Company other than that arising from its employment as independent auditors. Representatives of KPMG Peat Marwick are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. If the appointment of KPMG Peat Marwick is not ratified by the shareholders, the Board of Directors is not obligated to appoint other auditors, but the Board of Directors will give consideration to such unfavorable vote. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT AUDITORS.

                      PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal by a shareholder to be presented at the next annual meeting of shareholders must be received at the Company's principal executive offices, Suite 300E, Opus Center, 9900 Bren Road East, Minnetonka, Minnesota 55343, no later than November 28, 1998.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Lori-jean Gille

                                       Lori-jean Gille
                                       Secretary

April 7, 1998

                                                                       EXHIBIT A

                                MGI PHARMA, INC.
                              AMENDED AND RESTATED
                          EMPLOYEE STOCK PURCHASE PLAN

     On May 12, 1988, MGI PHARMA, INC. (the "Company") adopted its Employee Stock Purchase Plan providing for the purchase of shares of the Company's common stock, $.01 par value per share, through payroll deductions. On May 12, 1993, the Company amended and restated its Plan to provide for two six-month purchase periods, to increase the number of shares which may be purchased under the Plan and to make certain other changes. On May 12, 1998, the Company amended and restated its Plan to increase the number of shares which may be purchased under the Plan and to make certain other changes. The following terms and conditions restate and amend in their entirety the Company's Employee Stock Purchase Plan, superseding in all respects the Plan adopted on May 12, 1988 and amended and restated on May 12, 1993.

                             ARTICLE I. INTRODUCTION

     SECTION 1.01 Purpose. The purpose of the Employee Stock Purchase Plan is to provide the employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them a convenient means for regular and systematic purchases of the Company's Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.

     SECTION 1.02 Rules of Interpretation. It is intended that the Plan be an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations promulgated thereunder, if approved by the Company's shareholders. Accordingly, the Plan will be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.

     SECTION 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

     (a) "Acceleration Date" means either an Acquisition Date or a Transaction Date.

     (b) "Acquisition Date" means (i) the date of public announcement of the acquisition of "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor rule thereto) of more than 50% of the outstanding voting stock of the Company by any "person" (as defined in Section 13(d) of the Exchange Act) other than the Company, by means of a tender offer, exchange offer or otherwise; and (ii) the date five business days after the date of public announcement of the acquisition of beneficial ownership (as so defined) of more than 25% but not more than 50% of the outstanding voting stock of the Company by any person (as so defined) other than the Company, by means of a tender offer, exchange offer or otherwise if, during such five-business-day period, the Board or the Committee has not, by resolution duly adopted, elected that such acquisition not give rise to an Acquisition Date. In any such resolution, the Board or Committee may elect that any continued acquisition or acquisitions by the same person (as so defined) which would otherwise trigger an Acquisition Date under clause (ii) above shall also not give rise to an Acquisition Date.

     (c) "Affiliate" means any parent or subsidiary corporation of the Company, as defined in Sections 425(e) and 425(f) of the Code.

     (d) "Board" means the Board of Directors of the Company.

     (e) "Committee" means the committee appointed under Section 10.01.

     (f) "Company" means MGI PHARMA, INC., a Minnesota corporation, and its successors by merger or consolidation as contemplated by Article XI herein.

     (g) "Current Compensation" means the gross cash compensation (including wage, salary and overtime earnings) paid by the Company or a Participating Affiliate to a Participant in accordance with the terms of employment, but excluding all bonus payments, expense allowances and compensation payable in a form other than cash.

     (h) "Employer" means the Company or a Participating Affiliate, as the case may be.

     (i) "Fair Market Value" as of a given date means such value of the Stock which is equal to (i) the last sale price of the Stock as reported on the NASDAQ National Market System on such date, if the Stock is then quoted on the NASDAQ National Market System; (ii) the average of the closing representative bid and asked prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, if the Stock is then quoted on NASDAQ; or (iii) the closing price of the Stock on such date on a national securities exchange, if the Stock is then quoted on a national securities exchange. If on a given date the Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(i) and in connection therewith shall take such action as it deems necessary or advisable.

     (j) "Participant" means a Permanent Full-Time Employee who is eligible to participate in the Plan under Section 2.01 and who has elected to participate in the Plan.

     (k) "Participating Affiliate" means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Permanent Full-Time Employees may participate in the Plan.

     (l) "Permanent Full-Time Employee" means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, except an employee whose customary employment is less than 20 hours per week or any employee who has not been employed by the Company or its Participating Affiliates for more than three months.

     (m) "Plan" means the MGI PHARMA, INC. Amended and Restated Employee Stock Purchase Plan, the provisions of which are set forth herein.

     (n) "Purchase Period" means the approximate 6-month periods beginning on the first business day in January and ending on the last business day in June and beginning on the first business day of July and ending on the last business day in December of each year; provided however, the then current Purchase Period will end upon the occurrence of an Acceleration Date.

     (o) "Stock" means the Company's Common Stock, $.01 par value, as such stock may be adjusted for changes in the stock or the Company as contemplated by
Article XI herein.

     (p) "Stock Purchase Account" means the account maintained in the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.

     (q) "Transaction Date" means the date of shareholder approval of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

                    ARTICLE II. ELIGIBILITY AND PARTICIPATION

     SECTION 2.01 Eligible Employees. All Permanent Full-Time Employees shall be eligible to participate in the Plan beginning on the first day of the first full Purchase Period to commence after such person becomes a Permanent Full-Time Employee. Subject to the provisions of Article VI, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Permanent Full-Time Employee.

     SECTION 2.02 Election to Participate. An eligible Permanent Full-Time Employee may elect to participate in the Plan for a given Purchase Period by filing with his or her Employer in advance of that Purchase Period a form provided by such Employer for such purpose (which authorizes regular payroll deductions from Current Compensation beginning with the first payday in that Purchase Period and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

     SECTION 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase hereunder if such employee, immediately after a right to purchase is granted, would own, directly or indirectly, within the meaning of
Section 423(b)(3) and Section 425(d) of the Code stock possessing 5% or more of the total combined voting power or value of all the then classes of the capital stock of the Company or of all Affiliates.

     SECTION 2.04 Voluntary Participation. Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.

           ARTICLE III. PAYROLL DEDUCTIONS AND STOCK PURCHASE ACCOUNT

     SECTION 3.01 Deduction from Pay. The form described in Section 2.02 will permit a Participant to elect payroll deductions of any whole percentage from 1% through 15% of Current Compensation for each pay period. The Participant may reduce or increase future payroll deductions (within the foregoing limitations) by filing with such Participant's Employer a form provided by such Employer for such purpose. The effective date of any reduction in future payroll deductions will be the first day of the next succeeding pay period. The effective date of any increase in future payroll deductions will be the first day of the next succeeding Purchase Period. Also, the Participant may cease making payroll deductions at any time, as provided in Section 6.01.

     SECTION 3.02 Credit to Account. Payroll deductions will be credited to the Participant's Stock Purchase Account on each payday.

     SECTION 3.03 Interest. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Purchase Account.

     SECTION 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).

     SECTION 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.

                      ARTICLE IV. RIGHT TO PURCHASE SHARES

     SECTION 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the largest number of whole shares of Stock that can be purchased at the price specified in Section 4.02 with the entire credit balance in the Participant's Stock Purchase Account, subject to the limitations that no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for each calendar year. If the purchases for all Participants would otherwise cause the aggregate number of shares of Stock to be sold under the Plan to exceed the number specified in Section 10.03, however, each Participant shall be allocated a pro rata portion of the Stock to be sold.

     SECTION 4.02 Purchase Price. The purchase price for any Purchase Period will be the lesser of (a) 85% of the Fair Market Value of the Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.

                          ARTICLE V. EXERCISE OF RIGHT

     SECTION 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock purchasable with such amount (subject to the limitations of Section 4.01) unless the Participant has filed with the Committee in advance of that date a form provided by his or her Employer (which elects to receive the entire credit balance in cash).

     SECTION 5.02 Cash Distributions. Any amount remaining in a Participant's Stock Purchase Account after the last business day of a Purchase Period will be paid to the Participant in cash within 30 days after the end of that Purchase Period;

provided, however, that if the amount remaining in the Participant's Stock Purchase Account at the end of a Purchase Period results from the fact that such amount was not sufficient to purchase a whole share of Stock, such amount will be transferred to the Participant's Stock Purchase Account for the immediately succeeding Purchase Period.

     SECTION 5.03 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least 10 days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.

                        ARTICLE VI. WITHDRAWAL FROM PLAN

     SECTION 6.01 Voluntary Withdrawal. A Participant may, at any time, withdraw from the Plan and cease making payroll deductions by filing with such Participant's Employer a form provided for this purpose. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.

     SECTION 6.02 Death. Participation in the Plan will cease on the date of the Participant's death, and the entire credit balance in the Stock Purchase Account will be paid to the Participant's estate in cash within 30 days. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the amount that otherwise would have been paid to the Participant's estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Participant's Employer during the Participant's lifetime. Unless the Participant has otherwise specified in the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of death so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary's estate.

     SECTION 6.03 Termination of Employment. Participation in the Plan also will cease on the date the Participant ceases to be a Permanent Full-Time Employee for any reason other than death. In such event, the entire credit balance in the Participant's Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section, a leave of absence which has been approved by the Committee will not be deemed a termination of employment as a Permanent Full-Time Employee

                        ARTICLE VII. NONTRANSFERABILITY .

     SECTION 7.01 Nontransferable Right to Purchase. The right to purchase Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.

     SECTION 7.02 Nontransferable Account. The amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.

                       ARTICLE VIII. STOCK CERTIFICATES .

     SECTION 8.01 Delivery. Within 30 days after the last day of each Purchase Period, the Company will cause to be delivered to the Participant a certificate representing the Stock purchased on the last business day of such Purchase Period.

     SECTION 8.02 Securities Laws. The Company shall not be required to issue or deliver any certificate representing Stock prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration (if and to the extent required) not later than a reasonable time following the Purchase Period, and delivery of certificates may be deferred until such registration is accomplished.

     SECTION 8.03 Completion of Purchase. A Participant will have no interest in the Stock purchased until a certificate representing the same is issued.

     SECTION 8.04 Form of Ownership. The certificates representing Stock issued under the Plan will be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Participant's Employer.

                   ARTICLE IX. EFFECTIVE DATE AND AMENDMENT .
                            OR TERMINATION OF PLAN .

     SECTION 9.01 Effective Date. The Plan will become effective on July 1, 1998, but only if the Plan is approved by the Company's shareholders at their 1998 annual meeting.

     SECTION 9.02 Powers of Board. The Board may at any time amend or terminate the Plan, except that no amendment will be made without prior approval of the shareholders which would (a) authorize an increase in the number of shares of Stock which may be purchased under the Plan, except as provided in Section 11.01, (b) permit the issuance of Stock before payment therefor in full, (c) increase the rate of payroll deductions above 15% of Current Compensation, (d) reduce the price per share at which the Stock may be purchased, or (e) absent such shareholder approval, cause Rule 16b-3 to become unavailable with respect to the Plan.

     SECTION 9.03 Automatic Termination. The Plan will terminate automatically on June 30, 2003, unless extended by the Board. The Board may by resolution extend the Plan for one or more additional periods of five years each.

                           ARTICLE X. ADMINISTRATION .

     SECTION 10.01 Appointment of Committee. The Plan shall be administered by a committee (the "Committee") established by the Board and meeting the requirements of Rule 16b-3 as in effect from time to time.

     SECTION 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee will have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.

     SECTION 10.03 Stock to be Sold. The Stock to be issued and sold under the Plan may be treasury Stock or authorized but unissued Stock, or the Company may go into the market and purchase Stock for sale under the Plan. Except as provided in Section 11.01, the aggregate number of shares of Stock to be sold under the Plan will not exceed 400,000 shares.

     SECTION 10.04 Notices. Notices to the Committee should be addressed as follows:

         MGI PHARMA, INC.
         Attention: Corporate Secretary
         Suite 300E, Opus Center
         9900 Bren Road East
         Minnetonka, MN 55343-9667

             ARTICLE XI. ADJUSTMENT FOR CHANGES IN STOCK OR COMPANY

     SECTION 11.01 Stock Dividend or Reclassification. If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company's Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid therefor.

     SECTION 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

                           ARTICLE XII. APPLICABLE LAW

     Rights to purchase Stock granted under this Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.

                                MGI PHARMA, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned, having duly received the notice of annual meeting of shareholders and proxy statement dated April 7, 1998, revoking all prior proxies, hereby appoints Charles N. Blitzer, Lori-jean Gille and James V. Adam, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of MGI PHARMA, INC. (the "Company") to be held on May 12, 1998, and at all adjournments thereof, as specified below on each matter referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

1. ELECTION OF CHARLES N. BLITZER, ANDREW J. FERRARA, JOSEPH S. FRELINGHUYSEN, MICHAEL E. HANSON, HUGH E. MILLER, TIMOTHY G. ROTHWELL AND LEE J. SCHROEDER AS DIRECTORS FOR THE TERM DESCRIBED IN THE PROXY STATEMENT.

    [_] VOTE FOR all nominees listed above (except as marked to the contrary below).

    [_] WITHHOLD AUTHORITY to vote for all nominees listed above.

 (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------
2. APPROVAL OF THE AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN.
                       [_] FOR  [_] AGAINST  [_] ABSTAIN

3. RATIFICATION AND APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.
                       [_] FOR  [_] AGAINST  [_] ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED IN ITEM 1, FOR ITEMS 2 AND 3 AND IN THE DISCRETION OF THE NAMED PROXIES ON ALL OTHER MATTERS.
                (continued and to be dated and signed on other side)
                                       P

                                       R

                                       O

                                       X

                                       Y

  Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please have signed in full corporate name by President or other authorized officer. If a partnership, please have signed in partnership name by an authorized person.
                                              ---------------------------------
                                                          Signature

                                              ---------------------------------
                                                 Signature (if held jointly)
                                              DATED: ____________________, 1998

                                              PLEASE MARK, SIGN, DATE AND
                                              RETURN THIS PROXY CARD PROMPTLY
                                              USING THE ENCLOSED ENVELOPE